EXHIBIT 4.4
                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of November 6, 1996 (this "Agree ment"), among SunAmerica Inc., a Maryland corporation (the "Company"), The First National Bank of Chicago, a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") and as "depositary" (as defined in 31 C.F.R ss.306, as amended) and as "securities intermediary" (as defined in
Section 8-102(a)(14) of the 1994 Official Text of the Uniform Commercial Code and in 31 C.F.R. ss.357.2, as amended (in such capacity, together with its successors in such capacity, the "Securities Intermediary")) for the collateral account and for any Treasury Notes credited to the collateral account, and The Bank of New York, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as hereinafter defined) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Pur chase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there will be issued 8.5% Premium Equity Redemption Cumulative Security Units (the "Securities").

         Each Security consists of (a) one Purchase Contract (as hereinafter defined) and (b) 7.5% United States Treasury Notes due October 31, 1999 ("Treasury Notes") having a principal amount equal to $37.50 (the "Stated Amount") and maturing on October 31, 1999 (the "Final Settlement Date"), subject to the pledge of such Treasury Notes created hereby.

         The Company has caused the Underwriters, on its behalf, to purchase the Treasury Notes, to be settled on November 6, 1996, with the proceeds of the offering of the Securities and other funds to be provided by the Company. The Company will convey such Treasury Notes to the Holders as a part of the Securi ties.

         Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities have authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Treasury Notes constituting part of such Securities as provided herein and subject to the terms hereof.

         Accordingly, the Company, the Collateral Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

         SECTION 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Acceleration" has the meaning specified in the Purchase Contract Agreement.

         "Act" has the meaning specified in the Purchase Contract Agreement.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Treasury Regulations" means Subpart O- Book-Entry Procedure of Title 31 of the Code of Federal Regulations (31 C.F.R. (S) 306.115 et. seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book-entry U.S. Treasury Securities, including, without limitation, the regulations set forth in 31 CFR
Part 357 which becomes effective January 1, 1997.

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Bankruptcy Event" has the meaning specified in the Purchase Contract Agreement.

         "Board Resolution" has the meaning specified in the Purchase Contract Agreement.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

         "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

         "Collateral Account" means the account maintained at The First National Bank of Chicago in the name "The First National Bank of Chicago as Collateral Agent of SunAmerica Inc. as pledgee of The Bank of New York as Purchase Contract Agent".

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

         "Final Settlement Date" has the meaning specified in the Recitals.

         "Holder" when used with respect to a Security, or a Purchase Contract constituting a part thereof, has the meaning specified in the Purchase Contract Agreement.

         "Holder's Early Settlement" has the meaning specified in the Purchase Contract Agreement.

         "Holder's Early Settlement Amount" has the meaning specified in the Purchase Contract Agreement.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Collateral Agent or the Purchase Contract Agent, as the case may be.

         "Outstanding Securities" has the meaning specified in the Purchase Contract Agreement.

         "Outstanding Security Certificates" has the meaning specified in the Purchase Contract Agreement.

         "Payment Date" has the meaning specified in the Purchase Contract Agreement.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" has the meaning specified in Section 2 hereof.

         "Pledged Treasury Notes" has the meaning specified in Section 2 hereof.

         "Purchase Contract" has the meaning specified in the Purchase Contract Agreement.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this instrument.

         "Sale of Assets" has the meaning specified in the Purchase Contract Agreement.

         "Security" has the meaning specified in the Recitals.

         "Security Certificate" has the meaning specified in the Purchase Contract Agreement.

         "Stated Amount" has the meaning specified in the Recitals.

         "Treasury Notes" has the meaning specified in the Recitals.

         "Underwriters" means the several Underwriters named in the Underwriting Agreement dated October 31, 1996 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Smith Barney, Inc., as representatives of the several Underwriters named herein.

         SECTION 2.  The Pledge.

         The Holders from time to time of the Securities acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral Agent for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the Purchase Contracts comprising a portion of such Securities, a security interest in all of the right, title and interest of such Holders in the Treasury Notes credited to the Collateral Account. Concurrently with the execution and delivery of the Securities (i) Morgan Stanley & Co., Incorporated shall cause the Treasury Notes to be credited to an account of the Securities Intermediary at the Federal Reserve Bank of Chicago by Federal Reserve Bank-Wire and (ii) the Securities Intermediary shall credit the Treasury Notes to the Collateral Account, in each case pursuant to Applicable Treasury Regulations and to the Uniform Commercial Code to the extent such laws are applicable and pursuant to instructions from the Purchase Contract Agent on behalf of the Holders. The pledge provided in this Section 2 is herein referred to as the "Pledge" and the Treasury Notes subject to the Pledge, excluding any Treasury Notes released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as the "Pledged Treasury Notes." Subject to the Pledge, and to the provisions of Article 4 of the Purchase Contract Agreement, the Holders from time to time of the Securities shall have full beneficial ownership of the Treasury Notes credited to the Collateral Account and all securities entitlements (as defined in 31 C.F.R. ss.357.2 or any similar provision of state law or Revised Article 8 (as defined in 31 C.F.R. ss.357)) in respect thereof.

         Notwithstanding any other provision of this Agreement, the Securities Intermediary hereby agrees that (a) it will comply with "entitlement orders" (within the meaning of Section 8-102(a)(8) of Revised Article 8) relating to the Collateral Account issued by the Collateral Agent without further consent by the Purchase Contract Agent or any Holder and (b) it hereby waives any right of set-off or recoupment that it may have with respect to the Collateral Account. The Securities Intermediary hereby represents that it has not entered into, and hereby agrees that until the termination of the Purchase Contract Agreement it will not enter into, any agreement with any of the parties hereto specifying any jurisdiction other than the State of New York as its jurisdiction for purposes of 31 C.F.R ss.357.11(b), as amended, and any similar state law, or with any other person relating to the Collateral Account pursuant to which it has agreed to comply with entitlement orders made by such person.

         SECTION 3.  Distribution of Principal and Interest.

         (a) All payments of principal of, or interest on, any Treasury Notes consti tuting part of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 p.m., New York City time, on the Business Day such interest payment is received by the Collateral Agent (provided that in the event such interest payment is received by the Collateral Agent on a day that is not a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) interest payments and (B) any principal payments with respect to any Treasury Notes that have been released from the Pledge pursuant to Section 4 hereof, to the Purchase Contract Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Pledged Treasury Notes, the Collateral Agent is hereby authorized to make such payments to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Notes are a part under the Purchase Contracts forming a part of such Securities. All such payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Pledged Treasury Notes, the Purchase Contract Agent shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver over to the Company) for applica tion to the obligations of the Holders of the Securities of which such Treasury Notes are a part under the Purchase Contracts relating to the Securities of which such Treasury Notes are a part, and such Holders shall acquire no right, title or interest in any such payments of principal so received.

         SECTION 4.  Release of Pledged Treasury Notes.

         (a) Upon written notice to the Collateral Agent by the Company or the Purchase Contract Agent that there has occurred a Bankruptcy Event or Sale of Assets, resulting in the termination of the Purchase Contracts in accordance with Section 5.09 of the Purchase Contract Agreement, the Collateral Agent shall re lease all Pledged Treasury Notes from the Pledge and shall transfer all such Trea sury Notes, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         If such Bankruptcy Event or Sale of Assets shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail immediately to effectuate the release and transfer of all Pledged Treasury Notes as provided by this Section 4(a), the Purchase Contract Agent shall, subject to Section 6(m), and provided, however, that the Company shall have offered to the Purchase Contract Agent such reasonable indemnity as it may require against the costs, liabilities and expenses to be incurred herein (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or transferring the Treasury Notes as provided in this Section 4(a), and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Bankruptcy Event or Sale of Assets, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Bankruptcy Event or Sale of Assets or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and transfer of all Pledged Treasury Notes as provided in this
Section 4(a), then the Purchase Contract Agent shall within fifteen days after the occurrence of such Bankruptcy Event or Sale of Assets commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Treasury Notes as provided by this
Section 4(a) or (ii) commence an action or proceeding like that described in the immediately preceding subsection hereof within ten days after the occurrence of such Bankruptcy Event or Sale of Assets.

          (b) Upon written notice to the Collateral Agent and the Company by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Holder's Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to ef fect Holder's Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company, the related Holder's Early Settle ment Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Holder's Early Settlement have been satisfied, then the Company shall direct the Collateral Agent to release from the Pledge and transfer all such Treasury Notes, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent with a principal amount equal to the product of
(i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Holder's Early Settlement.

         (c) Upon written notice to the Collateral Agent by the Company of an Acceleration in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of Securities to be accelerated), and that all conditions to such Acceleration have been satisfied, then the Collateral Agent shall release from the Pledge and shall transfer all such Treasury Notes, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent with a principal amount equal to the product of (i) the Stated Amount times (ii) the number of Securities to be accelerated.

          (d) Transfers of Treasury Notes pursuant to Section 4(a), (b) or (c) shall be by Federal Reserve Bank-Wire or in another appropriate manner, (i) if the Collateral Agent shall have received such notification at or prior to 11:00 a.m., New York City time, on a Business Day, then no later than 2:00 p.m., New York City time, on such Business Day and (ii) if the Collateral Agent shall have received such notification on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then no later than 10:00 a.m., New York City time, on the next succeeding Business Day.

         SECTION 5.  Rights and Remedies.

         (a) The Collateral Agent shall have all of the rights and remedies with respect to the Pledged Treasury Notes of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

          (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Notes as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Notes are a part under the Purchase Contracts forming a part of such Securities, the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Notes and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code after default by a debtor, and as otherwise granted herein or under any other law.

          (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of or interest on the Pledged Treasury Notes.

          (d) The Purchase Contract Agent agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder; provided that, except as expressly set forth herein or in accordance with this subsection (d), the Purchase Contract Agent shall have no obligation or liability with respect to the maintenance or perfection of the Pledge.

         SECTION 6.  The Collateral Agent and the Purchase Contract Agent.

         It is hereby agreed as follows:

          (a) Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (ii) shall not be re sponsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 6(b) hereof); (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence; and (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safe keeping and preservation of the Pledged Treasury Notes hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the perfor mance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Pledged Treasury Notes.

          (b) Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 6(b) shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsis tent with such direction.

          (c) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

          (d) Rights in Other Capacities. The Collateral Agent and its affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their subsidiaries or affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company, provided that the Collateral Agent covenants and agrees with the Company that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Treasury Notes.

          (e) Non-Reliance on Collateral Agent. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their affiliates) that may come into the possession of the Collateral Agent or any of its affiliates.

          (f) Compensation and Indemnity by Company. The Company agrees: (i) to pay the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder and (ii) to indemnify the Collateral Agent and the Purchase Contract Agent for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of their powers and duties under this Agreement, including the costs and expenses (including reasonable fees and expenses of counsel) of defending themselves against any claim or liability in connection with the exercise or performance of such powers and duties.

         (g) Compensation and Indemnity by Holders. The Holders agree (i) to indemnify the Purchase Contract Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the institution of suit on behalf of the Holders pursuant to Section 4(a) above and (ii) to compensate the Purchase Contract Agent for the reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by it in instituting such suit.

          (h) Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto and/or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

          (i) Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent at the written direction of 25% in aggregate principal amount of Holders of the Securities. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York and a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Treasury Notes) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         Promptly following the removal or resignation of the Collateral Agent the Company shall give written notice thereof to Moody's Investors Services, Inc.

          (j) Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

          (k) Survival. The provisions of this Section 6 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

          (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, or any of its officers, employees or agents, incurred without any act or deed that is found to be attributable to gross negligence on the part of the Collateral Agent, its officers, employees or agents.

          (m) The Purchase Contract Agent. The duties and responsibilities of the Purchase Contract Agent under this Agreement shall in each case be governed by

Article VII of the Purchase Contract Agreement.

         SECTION 7.  Amendment.

          (a) Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent and the Purchase Contract Agent, for any of the following purposes:

          (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

         (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

        (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent or Purchase Contract Agent; or

         (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

          (b) Amendment with Consent of Holders. With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company, the Purchase Contract Agent and the Collateral Agent, the Company when authorized by a Board Resolution, the Purchase Contract Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such sup plemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (i) change the amount or type of Treasury Notes underlying a Security, impair the right of the Holder of any Security to receive interest payments on the underlying Treasury Notes or otherwise adversely affect the Holder's rights in or to such Treasury Notes; or

         (ii) change any Payment Date;

        (iii) impair the right to institute suit for the enforcement of any Purchase Contract.

         (iv) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

          (v) reduce the percentage of Outstanding Securities the consent of whose Holders is required for any such amendment.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

          (c) Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6(a) hereof, with respect to the Collateral Agent, and Section 7.01 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied.

          (d) Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

          (e) Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in a form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

         SECTION 8.  Miscellaneous.

          (a) No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          (b) Governing Law. THIS AGREEMENT, THE COLLATERAL ACCOUNT, AND PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION AND THE PRIORITY OF THE SECURITY INTEREST IN THE TREASURY NOTES OR ANY SECURITY ENTITLEMENT WITH RESPECT THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE SECURITIES INTERMEDIARY'S JURISDICTION WILL BE THE STATE OF NEW YORK FOR PURPOSES OF 31 C.F.R. ss.357.11(b), AS AMENDED, AND ANY SIMILAR STATE LAW. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern Dis trict of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          (c) Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          (f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          (g) Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securi ties to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 8(g); and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

          (h) Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Securities hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

        (iii) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.


                           IN WITNESS WHEREOF, the parties hereto have caused
                  this Agreement to be duly executed as of the day and year first above written.

                                            SunAmerica Inc.

                                            By:
                                               --------------------------------
                                                Name: James R. Belardi
                                                Title: Executive Vice President

                                            Address for Notices:

                                            SunAmerica Inc.
                                            1 SunAmerica Center
                                            Los Angeles, CA 90067-6022

                                            Attention: Treasurer
                                            Telecopy: (310) 772-6635

                                            The Bank of New York as Purchase
                                            Contract Agent and as
                                            attorney-in-fact of the Holders from
                                            time to time of the Securities

                                            By:
                                               --------------------------------
                                                 Name: Vivian Georges
                                                 Title: Assistant Vice President


                                            Address for Notices:

                                            The Bank of New York
                                            101 Barclay Street
                                            Floor 21 West
                                            New York, NY 10286

                                            Attention: Corporate Trust
                                                        Administration Trustee

                                            Telecopy: (212) 815-5915

                                            The First National Bank of Chicago
                                            as Collateral Agent and Securities

                                                   Intermediary with respect to
                                                   the Collateral Account and as
                                                   Securities Intermediary with
                                                   respect to any Treasury Notes
                                                   credited to the Collateral
                                                   Account

                                            By:
                                               --------------------------------
                                                   Name: Richard D. Manella
                                                   Title: Vice President

                                            Address for Notices:

                                            The First National Bank of Chicago
                                            One First National Plaza
                                            Mail Suite 0126
                                            Chicago, Illinois 60670-0126

                                            Attention: Corporate Trust
                                                           Administration

                                            Telecopy: (312) 407-1708